Exhibit 99.1
For investor information contact:
Heidi Flannery, Investor Relations
(510) 743-1718
investor@volterra.com
Volterra Reports Fourth Quarter and Fiscal Year 2006 Financial Results
FREMONT, Calif., January 29, 2007 — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its fourth quarter and fiscal year ended December 31, 2006.
Net revenue for the fourth quarter of 2006 was $21.2 million, a 57% increase over net revenue of $13.5 million for the fourth quarter of 2005, and a 6% increase over net revenue of $20.1 million for the third quarter of 2006. Net income was $3.4 million, or $0.13 per share (diluted), for the fourth quarter of 2006, compared with net income of $1.3 million, or $0.05 per share (diluted), for the fourth quarter of 2005.
Volterra also reported net income and basic and diluted net income per share on a non-GAAP basis. Non-GAAP net income excludes the effect of stock-based compensation expense, net of tax. Non-GAAP net income was $4.5 million, or $0.17 per share (diluted), for the fourth quarter of 2006, compared to non-GAAP net income of $1.2 million, or $0.05 per share (diluted), for the fourth quarter of 2005.
“We were extremely pleased with the Company’s performance during the fourth quarter and for the overall fiscal year,” said Volterra President and Chief Executive Officer Jeff Staszak. “We achieved record revenues for the quarter, were able to improve our profitability and margins, and met the revenue and earnings guidance we gave in October.”
For the full fiscal year 2006, net revenue increased to $74.6 million, an increase of 38% over net revenue of $53.9 million for fiscal year 2005. Net income was $6.9 million or $0.26 per share (diluted), for the fiscal year ended December 31, 2006, compared to $5.4 million, or $0.21 per share (diluted), for fiscal year 2005. Non-GAAP net income was $11.2 million, or $0.43 per share (diluted), for the fiscal year ended December 31, 2006, compared to non-GAAP net income of $5.7 million, or $0.22 per share (diluted), for fiscal year 2005.
Earnings Conference Call
Volterra will be conducting a conference call today at 5:30 p.m. (EDT). To access the conference call, investors can dial 800-218-4007 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (303) 205-0033. Investors should reference Volterra. A digital replay of the conference call will be available until midnight on Monday, February 5, 2007. To access the replay, investors should dial (800) 405-2236 or (303) 590-3000 and enter reservation number 11081876#. A webcast of the conference call also will be available from the Investor section of the Company’s website at: http://www.volterra.com until midnight on Monday, February 26, 2007.
About Volterra Semiconductor Corporation
Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com.
Non-GAAP Financial Measures
Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be difficult to understand if limited to reviewing only GAAP financial measures. Internally, Volterra uses calculations of (i) non-GAAP net income, which represents net income excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax; (ii) non-GAAP basic and diluted net income per share, which represents basic and diluted net income per share excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax; (iii) non-GAAP operating margin, which represents income from operations excluding the effect of stock-based compensation expense and special items such as restructuring charges, as a percentage of revenue and (iv) non-GAAP gross margin, which represents gross margin excluding the effect of stock-based compensation expense, as a percent of revenue. Volterra’s management believes the non-GAAP information is useful because it can enhance the understanding of the Company’s ongoing performance as a business and Volterra therefore uses both GAAP and non-GAAP reporting internally to evaluate and manage Volterra’s operations.
Volterra has chosen to provide this information to investors to enable them to perform considerations of operating results in a manner similar to how the Company analyzes its operating results. However, Volterra’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Volterra presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Volterra’s operating results and financial condition in a manner that focuses on what management believes to be Volterra’s ongoing business operations. Management also believes that the inclusion of the non-GAAP net income, basic and diluted net income per share, operating margin and gross margin provide consistency and comparability with similar companies in Volterra’s industry. Investors should note, however, that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner as that of other companies. Whenever Volterra uses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income (loss) is included in the financial statements portion of this release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
Forward-Looking Statements:
This press release regarding financial results for the fiscal year and quarter ended December 31, 2006 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Volterra may not be able to maintain revenue growth or gross margin levels; risks that Volterra’s new products may not be able to be completed in a timely fashion or gain market acceptance; dependence on a limited number of products; risks that one or more of Volterra’s concentrated group of customers may reduce demand or price for Volterra’s products or a particular product; risks that Volterra may not be able to manage its growth; risks with managing its small number of distributors; intellectual property litigation risk; the semiconductor industry’s cyclical nature; the seasonality in our business; geographic concentration of foundries, assembly and test facilities and customers in the Pacific Rim, subjecting Volterra to risks of natural disasters, epidemics and political unrest; and other factors detailed in our filings with the Securities and Exchange Commission, including the Form 10-Q filed on November 9, 2006. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Net revenue	$21,243	$13,541	$74,588	$53,867
Cost of revenue*	9,272	6,593	35,494	24,235

Gross margin	11,971	6,948	39,094	29,632
Operating expenses:
Research and development*	5,741	3,995	23,007	15,720
Selling, general and administrative*	3,336	1,775	11,664	8,558

Total operating expenses	9,077	5,770	34,671	24,278

Income from operations	2,894	1,178	4,423	5,354

Interest and other income	559	415	2,067	1,288
Interest and other expense	(7)	(16)	(58)	(30)

Income before income taxes	3,446	1,577	6,432	6,612
Income tax expense / (benefit)	56	249	(481)	1,206

Net income	$3,390	$1,328	$6,913	$5,406

Basic net income per share	$0.14	$0.06	$0.29	$0.23

Shares used in computing basic net income per share	24,255	23,755	24,074	23,583

Diluted net income per share	$0.13	$0.05	$0.26	$0.21

Shares used in computing diluted net income per share	26,287	26,238	26,164	26,193

* Includes stock-based compensation expense as follows:

Cost of revenue	$62	$(5)	$275	$16
Research and development	690	(11)	2,376	87
Selling, general and administrative	373	(102)	1,653	142

Total stock-based compensation expense	$1,125	$(118)	$4,304	$245

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31, 2006
	GAAP	Adjustments	Non-GAAP
Net revenue	$21,243	$—	$21,243
Cost of revenue	9,272	(62)	9,210

Gross margin	11,971	62	12,033
Gross margin %	56%	—	57%
Operating expenses:
Research and development	5,741	(690)	5,051
Selling, general and administrative	3,336	(373)	2,963

Total operating expenses	9,077	(1,063)	8,014

Income from operations	2,894	1,125	4,019
Operating margin %	14%	5%	19%

Interest and other, net	552	—	552
Income tax expense	(56)	(15)	(71)

Net income	$3,390	$1,110	$4,500

Basic net income per share	$0.14	$0.05	$0.19

Shares used in computing basic net income per share	24,255	24,255	24,255

Diluted net income per share	$0.13	$0.04	$0.17

Shares used in computing diluted net income per share	26,287	26,287	26,287

	Three Months Ended
	December 31, 2005
	GAAP	Adjustments	Non-GAAP
Net revenue	$13,541	$—	$13,541
Cost of revenue	6,593	5	6,598

Gross margin	6,948	(5)	6,943
Gross margin %	51%	—	51%
Operating expenses:
Research and development	3,995	11	4,006
Selling, general and administrative	1,775	102	1,877

Total operating expenses	5,770	113	5,883

Income from operations	1,178	(118)	1,060
Operating margin %	9%	(1%)	8%

Interest and other income	399	—	399
Income tax expense	(249)	$—	(249)

Net income	$1,328	$(118)	$1,210

Basic net income per share	$0.06	$(0.01)	$0.05

Shares used in computing basic net income per share	23,755	23,755	23,755

Diluted net income per share	$0.05	$—	$0.05

Shares used in computing diluted net income per share	26,238	26,238	26,238

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31,	December 31,
	2006	2005
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$41,814	$32,955
Short-term investments	9,977	14,952
Accounts receivable, net	13,294	8,711
Inventory	12,589	4,283
Prepaid expenses and other current assets	1,461	1,091

Total current assets	79,135	61,992
Property and equipment, net	4,514	3,477
Other assets	54	34

Total assets	$83,703	$65,503

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,510	$4,267
Accrued liabilities	3,377	3,476

Total current liabilities	11,887	7,743
Commitments
Stockholders’ equity:
Common stock	26	24
Additional paid-in capital	103,179	96,227
Deferred stock-based compensation	—	(189)
Accumulated deficit	(31,389)	(38,302)

Total stockholders’ equity	71,816	57,760

Total liabilities and stockholders’ equity	$83,703	$65,503